Exhibit 10.1

PROLOGIS, INC.

2020 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL

1.1    History, Purpose and Effective Date. Prologis, Inc., a Maryland corporation (“Prologis”), established the Plan to:

(a)	attract and retain employees and other persons providing services to Prologis and the Related Companies;

(b)	attract and retain as Outside Directors the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of Prologis depends;

(c)	motivate Participants, by means of appropriate incentives, to achieve long-range goals;

(d)	provide incentive compensation opportunities that are competitive with those of other corporations and real estate investment trusts; and

(e)	further identify Participants’ interests with those of Prologis’s other stockholders through compensation that is based on the value of Prologis’s common stock;

and thereby to promote the long-term financial interest of Prologis and the Related Companies, including the growth in value of Prologis’s equity and enhancement of long-term stockholder return. The Plan shall be effective on the date on which the Plan is approved by Prologis’s stockholders (the “Approval Date”) and shall remain in effect as provided in subsection 6.1 hereof.

1.2    Defined Terms. The meaning of capitalized terms used in the Plan are set forth in Section 8.

1.3    Participation. For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by Prologis and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by Prologis or the Related Companies. A grant of any Award to an Eligible Individual shall neither guarantee nor preclude a further grant of that or any other type to such Eligible Individual in that year or subsequent years.

SECTION 2

OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Definitions.

(a)

The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of Prologis or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(b)

A grant of a “Stock Appreciation Right” or “SAR” entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant, for a specified number of shares.

2.2    Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.

2.3    Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of Prologis and all Subsidiaries of Prologis) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by section 422 of the Code. Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

2.4    Exercise Price. The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date).

2.5    Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)

The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Stock ownership guidelines by the Participant.

(b)	No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date applicable thereto.

2.6    Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)

Subject to the following provisions of this subsection 2.6, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in subsection 2.6(b)(iii), payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto or shares of Stock so purchased or such shares of Stock shall otherwise be registered in the name of the Participant on the records of Prologis’s transfer agent and credited to the Participant’s account.

(b)

Subject to applicable law, the Exercise Price shall be payable (i) in cash or its equivalent, (ii) by tendering, by actual delivery or by attestation, shares of Stock valued at Fair Market Value as of the day of exercise (including by net exercise), (iii) by a combination of (i) and (ii), and (iv) if and to the extent provided by the Committee by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock acquired upon exercise of the Option and remit to Prologis a sufficient portion of the sale proceeds to pay the entire Exercise Price and any U.S federal, state, and local and/or foreign tax (including any social insurance tax or contribution obligations) withholding resulting from such exercise.

Shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

2.7    No Repricing. Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by Prologis’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to Prologis as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by Prologis’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to Prologis in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of Prologis’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

2.8    Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

2.9    Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee,

(a)	if the Participant’s Termination Date occurs by reason of death, Disability or retirement (as defined the Committee), the one-year anniversary of such Termination Date;

(b)	if the Participant’s Termination Date occurs for reasons other than retirement (as defined by the Committee), death, Disability or Cause, the three-month anniversary of such Termination Date; or

(c)	if the Participant’s Termination Date occurs for reasons of Cause, the day preceding the Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

SECTION 3

FULL VALUE AWARDS

A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units and awards with respect to partnership interests which are convertible into, exchangeable for or redeemable in shares of Stock). Such grants may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due, contingent on the achievement of performance or other objectives (including completion of service) during a specified period, subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, and/or may be granted for other purposes and shall be subject to such conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria established. Such grants may be made under other arrangements or plans that are treated as subplans of the Plan (including, but not limited to, the Prologis, Inc. Promote Plan and the Prologis, Inc. 2016 Outperformance Plan, both as amended and/or restated from time to time) and, in such case, Awards under such subplans shall be treated as the grant of an Award under the Plan.

SECTION 4

SHARES RESERVED AND LIMITATIONS

4.1    Shares and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)

The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Prologis as treasury shares, including shares purchased in the open market or in private transactions.

(b)

Subject to the provisions of subsection 4.2, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to 20,000,000 plus the aggregate number of shares of Stock available for issuance (and not subject to outstanding awards) under the 2012 LTIP as of the Approval Date. Except as otherwise provided herein, any shares of Stock subject to an Award under the Plan or any award which is outstanding under a Prior Plan as of the Approval Date which for any reason is forfeited, expires or is terminated without issuance of shares of Stock (including shares that are attributable to Awards that are settled in cash) and shares subject to such awards that are tendered or withheld in payment of the taxes with respect to the grant, vesting or payment of an award that is a Full Value Award (whether granted under the Plan or a Prior Plan) (collectively, “Recycled Shares”) shall thereafter be available for further grants under the Plan. Shares of Stock that are withheld to pay the exercise price of an Option or the taxes payable upon exercise of an Option or SAR (whether granted under the Plan or a Prior Plan) shall not be Recycled Shares for purpose of the Plan. Upon stock settlement of SARs, the gross number of shares of Stock subject to the SARs originally granted shall be counted as issued for purposes of the limitations of Section 4.1(b), regardless of the number of shares of Stock actually issued upon such Stock settlement.

(c)

Substitute Awards shall not reduce (i) the number of shares of Stock that may be issued under the Plan (and shares subject to a Substitute Award that is forfeited, expires or is terminated without issuance of shares of Stock, including shares that are attributable to Substitute Awards that are settled in cash, shall not be added to the number of shares reserved for issuance pursuant to subsection 4.1(b)) or (ii) the number of shares that may be covered by Awards granted to any one Participant during any period pursuant to subsections 4.1(g).

(d)

Except as expressly provided by the terms of this Plan, the issue by Prologis of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of Prologis convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)	To the extent provided by the Committee, any Award may be settled in cash rather than in Stock.

(f)

Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be equal to the number of shares of Stock which may be issued with respect to Awards under the Plan determined in accordance with subsection 4(b); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(g)

The sum of any cash compensation or other compensation and the value of any Awards granted to an Outside Director as compensation for services as an Outside Director during any the period beginning on the date of one regular annual meeting of our stockholders until the date of the next regular annual meeting of our stockholders may not exceed $1,000,000. The Committee may make exceptions to this limit for individual Outside Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation.

4.2    Adjustments to Shares of Stock. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Stock subject to the Option or SAR at the time of the transaction over the exercise price).

4.3    Change in Control. In the event that (a) a Participant is employed on the date of a Change in Control and the Participant’s employment or service, as applicable,

is terminated by Prologis or the successor to Prologis (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following the Change in Control, or (b) the Plan is terminated by Prologis or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was an Outside Director immediately prior to the Change in Control) the entity into which Prologis merged, or the purchaser of substantially all of the assets of Prologis, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 4.3 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

SECTION 5

COMMITTEE

5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee described in subsection 5.2 (the “Committee”) in accordance with this Section 5. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

5.2    Selection of Committee. So long as Prologis is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.

5.3    Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Stock covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to Prologis’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)

Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted, is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

(e)

Notwithstanding the foregoing, in the course of administering the Plan and in granting Awards hereunder and in exercise of the authority granted to the Committee pursuant to the Plan, it is the Committee’s practice, when making determinations with respect to Awards (including the grant or administration thereof), to consider whether the Participant is in good standing to ensure that the Plan is administered in accordance with its purposes and goals with respect to the delivery of compensation to the Company’s employees and other service providers.

Without limiting the generality of the foregoing, it is the intention of Prologis that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

5.4    Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5    Information to be Furnished to Committee. Prologis and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of Prologis and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

5.6    Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall Prologis or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of Prologis or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by Prologis against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 6

MISCELLANEOUS

6.1    Approval Date, Effectiveness of Plan, and Effect on Prior Plans. The Plan will be effective as of the Approval Date and no Awards will be granted under the Plan until the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid, as applicable; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Approval Date. Upon the Approval Date, no further awards will be made under the Prior Plans.

Any awards made under the Prior Plans prior to the Approval Date shall continue to be subject to the terms and conditions of the applicable Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plans subject to the terms and conditions thereof.

6.2    Limit on Distribution. Distribution of Stock or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, Prologis shall have no liability to deliver any Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including applicable securities laws) and the applicable requirements of any securities exchange or similar entity.

(b)

In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Stock, the transfer of such Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Stock is listed.

6.3    Liability for Cash Payments. Subject to the provisions of this Section 6, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

6.4    Withholding. Prologis shall have the right to deduct from any and all payments made under the Plan or to require the Participant, through payroll withholding, cash payment, or otherwise (including, with the consent of the Committee, through the surrender of Stock which the Participant already owns or to which the Participant is otherwise entitled under the Plan), in an amount that is required by law to be withheld by Prologis or a Related Company with respect to an Award or the shares or cash acquired pursuant thereto or such other amount determined by Prologis or a Related Company that is not prohibited by applicable law, but in no event more than maximum U.S. federal, state, and local, and/or foreign taxes (including any social insurance tax or contribution obligations), if any. Prologis shall have no obligation to deliver shares of Stock or cash until the tax withholding obligations have been satisfied by the Participant.

6.5    Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.5, unless otherwise provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family) or to a charity selected by the Participant, subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

6.6    Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Prologis or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

6.7    Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.8    Agreement With Prologis or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with Prologis or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

6.9    Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Prologis or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which Prologis or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Prologis and any Related Company. Nothing contained in the Plan shall constitute a guarantee by Prologis or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of Prologis or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of Prologis prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

6.10    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.11    Action by Prologis or Related Company. Any action required or permitted to be taken by Prologis or any Related Company shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or, in the case of any Related Company which is a partnership, by action of its general partner or a person or persons authorized by the general partner, or (except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed) by a duly authorized officer of Prologis.

6.12    Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.13    Compliance with Law. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of U.S. federal and state and non-U.S. law with respect to such securities and the requirements of any stock exchanges or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a)(i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to Prologis, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and (b) Prologis has obtained such other approvals from governmental agencies and/or has completed any registration or other qualification of such shares of Stock under any state or non-U.S. law that Prologis determines are necessary or advisable. The inability of Prologis to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Prologis’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve Prologis of any liability in respect of the failure to issue or sell such shares as to which such required authority shall not have been obtained. As a condition to issuance of any Stock, Prologis may require the Participant to satisfy any qualification that may be necessary or appropriate, to evidence compliance with any applicable law or requirement, and to make any representation or warranty with respect thereto as may be required by Prologis.

6.14    Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Common Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

6.15    Misconduct. If the Committee determines that a present or former employee or Outside Director has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of Prologis or any Related Company; (b) breached any contract with or violated any fiduciary obligation to Prologis or any Related Company; or (c) engaged in any conduct which the Committee determines is injurious to Prologis or any Related Company, the Committee may cause that employee or Outside Director to forfeit his or her outstanding Awards under the Plan or cause that employee or Outside Director to forfeit the right to receive any future Awards under the Plan or settlement or payment with respect to any outstanding or future Awards. The provisions of this Section 6.15 are in addition to, and not in lieu of, any other authority granted to the Committee pursuant to Section 5 hereof.

6.16    Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.

6.17    Foreign Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals or residents of a foreign jurisdiction on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to facilitate or comply with provisions of laws in other countries or jurisdictions in which Prologis or a Related Company operates or has employees. The foregoing provisions of this subsection 6.17 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of Prologis’s stockholders.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 7; and further provided that the provisions of subsection 2.7 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by Prologis’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of Prologis’s stockholders if such approval is required by law or the rules of any stock exchange on which the Stock is listed. It is the intention of Prologis that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, Prologis does not guarantee that Awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

SECTION 8

DEFINED TERMS

(a)	“2012 LTIP” means the Prologis, Inc. 2012 Long-Term Incentive Plan.

(b)	“Agreement” has the meaning set forth in subsection 6.8.

(c)	“Approval Date” has the meaning set forth in subsection 1.1.

(d)	“Award” means any award described in Section 2 or 3 of the Plan.

(e)

“Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

(f)	“Board” means the Board of Directors of Prologis.

(g)

“Cause” shall mean, with respect to a Participant, except as otherwise provided in a separate agreement between the Participant and Prologis or a Related Company, (i) the willful and continued failure by the Participant to substantially perform his duties with Prologis or any Related Company after written notification by Prologis or the Related Company, (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to Prologis or any Related Company, monetarily or otherwise, or (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude, determined in the reasonable judgment of the Committee. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of Prologis or Related Company.

(h)	“Change in Control” means the first to occur of any of the following:

(i)

the consummation of a transaction, approved by the stockholders of Prologis, to merge Prologis with or into or consolidate Prologis with another entity or sell or otherwise dispose of all or substantially all of its assets or the stockholders of Prologis adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of Prologis, the surviving corporation or corporation directly or indirectly controlling Prologis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of Prologis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of Prologis may be a new holder of such beneficial ownership; or

(ii)

the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of Prologis is acquired, other than from Prologis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar equity plan of Prologis); or

(iii)

at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by Prologis’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” has the meaning set forth in subsection 5.1

(k)

“Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent; provided, however, that in the case of an Outside Director, “Disability” means an injury or illness which, as determined by the Committee, renders the Participant unable to serve as a director of Prologis.

(l)

“Eligible Individual” means any officer, director or other employee of Prologis or a Related Company, consultants, independent contractors or agents of Prologis or a Related Company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of Prologis or a Related Company (but effective no earlier than the date on which such Person begins to provide services to Prologis or a Related Company), including, in each case, directors who are not employees of Prologis or a Related Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Exercise Price” has the meaning set forth in subsection 2.4.

(o)	“Expiration Date” has the meaning set forth in subsection 2.9.

(p)	“Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)

If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)

If the stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

(q)	“Full Value Award” has the meaning set forth in Section 3.

(r)	“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

(s)	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(t)	“Option” has the meaning set forth in subsection 2.1(a).

(u)	“Outside Director” means a director of Prologis who is not an officer or employee of Prologis or the Related Companies.

(v)	“Participant” shall have the meaning set forth in subsection 1.3.

(w)	“Plan” means the Prologis, Inc. 2020 Long-Term Incentive Plan as set forth herein.

(x)

“Prior Plans” means the ProLogis 2006 Long-Term Incentive Plan, the ProLogis 1997 Long-Term Incentive Plan, The Amended and Restated 2002 Stock Option and Incentive Plan of AMB Property Corporation and AMB Property, L.P., The Third Amended and Restated 1997 Stock Option and Incentive Plan of AMB Property Corporation and AMB Property, L.P., and the 2012 LTIP.

(y)	“Prologis” has the meaning set forth in subsection 1.1.

(z)	“Recycled Shares” has the meaning set forth in subsection 4.1(b).

(aa)

“Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by Prologis (or by any entity that is a successor to Prologis), and any other business venture designated by the Committee in which Prologis (or any entity that is a successor to Prologis) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

(bb)	“SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 2.1(b).

(cc)	“Securities Act” means the Securities Act of 1933, as amended.

(dd)	“Subsidiary” means a corporation that is a subsidiary of Prologis within the meaning of section 424(f) of the Code.

(ee)

“Substitute Award” means an Award granted or shares of Stock issued by Prologis in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by Prologis or any Related Company or with which Prologis or any Related Company combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under Section 2.7.

(ff)	“Stock” means Prologis, Inc. common stock, $.01 par value.

(gg)

“Termination Date” means the date on which a Participant both ceases to be an employee of Prologis and the Related Companies and ceases to perform material services for Prologis and the Related Companies

(whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by Prologis or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. In the case of any Award that is subject to Section 409A of the Code, a Participant’s Termination Date shall be the date on which the Participant has a termination of employment or separation from service within the meaning of Section 409A.